UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2008

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN		55117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2008, St. Jude Medical, Inc. (the “Company”) entered into change of control severance agreements (the “Severance Agreements”) with its executive officers. The Severance Agreements supersede and replace the previous severance agreements between the Company and such executive officers and were modified primarily in order to bring the terms of the agreements into compliance with Section 409A of the Internal Revenue Code of 1986, as amended.

The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, the Company terminates the executive’s employment without Cause or the executive terminates his or her employment for Good Reason. Such payments and benefits include: (1) a lump sum severance payment equal to 2.9 times the sum of the executive’s annual salary, target bonus, annual perk package and certain other compensation paid to the executive during the 12 months prior to the termination; (2) three years of life, health, accident and disability insurance benefits substantially similar to those in effect at the time of termination; (3) payment of legal fees and expenses relating to the termination; and (4) a gross-up payment for certain excise taxes, if they are imposed on such payments or benefits, and for any tax imposed on such gross-up payment.

Under the Severance Agreements, “Change in Control” is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined in the Severance Agreements) not constituting a majority of the Company’s Board of Directors, or another event that the majority of the Continuing Directors determines to be a change in control, and “Cause” is defined as a conviction for felony criminal conduct. “Good Reason” is defined to include a change in the executive’s responsibility or status, a reduction in annual compensation or benefits, a mandatory relocation or the failure by the Company to obtain an assumption of the Company’s obligations under the Severance Agreements by any successor to the Company. In addition, if the Change in Control arises from a transaction which is not authorized, recommended or approved by formal action taken by the Continuing Directors, the executive may voluntarily terminate his or her employment for any reason on the 180th day following the Change in Control, and such termination will be deemed “Good Reason” under the Severance Agreements.

The above summary of the Severance Agreements is qualified in its entirety by reference to the full text of the Severance Agreements, a form of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Form of Severance Agreement between St. Jude Medical, Inc. and its executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.

Date: January 7, 2009	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Severance Agreement between St. Jude Medical, Inc. and its executive officers.